SCHEDULE 14C INFORMATION
Information Statement Pursuant To Section 14(c)
of the Securities Exchange Act 1934
Check the appropriate box:
☐
Preliminary Information Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒
Definitive Information Statement

PFM MULTI-MANAGER SERIES TRUST

(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒
Fee not required

☐
Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PFM MULTI-MANAGER SERIES TRUST
PFM MULTI-MANAGER INTERNATIONAL EQUITY FUND
INFORMATION STATEMENT
January 24, 2020
Share Class	Ticker Symbol
Advisor*	N/A
Institutional	N/A
R*	N/A
The Classes listed above with an asterisk (*) have not yet commenced operations as of the date of this Information Statement.
Before you invest, you may want to review the Fund’s prospectus, which contains more information about the Fund and its risks. You can find the Fund’s prospectus and other information about the Fund online at www.pfm.com/multiassetfunds. You can also get this information at no cost by calling 1.833.PFM.MMST (1.833.736.6678). The Fund’s prospectus and statement of additional information, each dated January 28, 2019 (as each may be amended or supplemented), are incorporated by reference into this Information Statement and may be obtained, free of charge, at the website or phone number noted above.

PFM MULTI-MANAGER SERIES TRUST
PFM Multi-Manager International Equity Fund
213 Market Street
Harrisburg, Pennsylvania 17101-2141
January 24, 2020
Thank you for being a valued PFM Multi-Manager Series Trust (the “Trust”) shareholder.
We are reaching out to provide you with additional information regarding a new sub-adviser for PFM Multi-Manager International Equity Fund (the “Fund”). No action is required on your part. We do, however, ask that you review the enclosed Information Statement, which contains information about the new sub-adviser for the Fund. We encourage you to store this document with your investment information for the Fund.
The Board of Trustees of the Trust (the “Board”) unanimously approved the Fund’s new sub-adviser, Schroder Investment Management North America, Inc. (“Schroders”), who began managing an allocated portion of the Fund’s assets on December 18, 2019, along with an affiliated entity, Schroder Investment Management North American Limited (“Schroders Limited”). Based on the information provided by PFM Asset Management, LLC and Schroders/Schroders Limited, the Board believes this change is in the best interests of the Fund and its shareholders.
If you have any questions, please call the following toll free number: 1-833-PFM-MMST (1-833-736-6678).
Thank you, again, for your continued business.
Sincerely,
/s/ John Spagnola
John Spagnola
President of the Trust

INFORMATION STATEMENT
PFM MULTI-MANAGER SERIES TRUST
PFM Multi-Manager International Equity Fund
213 Market Street
Harrisburg, Pennsylvania 17101-2141
January 24, 2020
This is for your information only. It is not a proxy statement and you are not being asked to vote. We are not asking you for a proxy and you are requested not to send us a proxy.
This Information Statement is provided in lieu of a proxy statement to the shareholders of PFM Multi-Manager International Equity Fund (the “Fund”), a series of PFM Multi-Manager Series Trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (the “SEC”). The order permits the Fund to operate in a “manager of managers” structure whereby PFM Asset Management, LLC (“PFMAM” or the “Adviser”), as the Fund’s investment adviser, can appoint and replace both wholly owned and unaffiliated sub-advisers, and enter into, amend and terminate subadvisory agreements with such sub-advisers, each subject to Board approval but without obtaining prior shareholder approval.
The Information Statement provides information regarding the new sub-adviser for the Fund and the material terms of the new investment subadvisory agreement. This Information Statement is being made available via the internet beginning on or about January 24, 2020 to all shareholders of record of the Fund as of December 31, 2019 (the “Record Date”).
Appointment of Schroder Investment Management North America, Inc. as Sub-Adviser to the Fund and Schroder Investment Management North America Limited as Sub-Subadviser
At an in-person meeting held on September 19, 2019 (the “Meeting”), the Board, including its members who are not interested persons of the Fund within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”), approved a new investment subadvisory agreement between the Adviser and Schroder Investment Management North America, Inc. (“Schroders” or the “Sub-Adviser”) with respect to the Fund (the “Schroders Agreement”) as well as a sub-subadvisory agreement among the Adviser, Schroders and Schroders Limited pursuant to which Schroders Limited will provide certain advisory services to Schroders (the “Schroders Limited Agreement” and collectively with the Schroders Agreement, the “Agreements”). Schroders and Schroders Limited are collectively referred to as the “Sub-Adviser.” The Sub-Adviser began managing an allocated portion of the Fund’s assets on December 18, 2019. In connection with the addition of the Sub-Adviser, and as reflected in the Fund’s Prospectus, Summary Prospectus and Statement of Additional Information, as amended, Tom Wilson, Waj Hashmi, James Gotto, Robert Davy and Nicholas Field were added as portfolio managers to the Fund.
Information Regarding the Adviser
PFMAM, located at 213 Market Street, Harrisburg, Pennsylvania, 17101-2141, serves as the Fund’s investment adviser pursuant to an investment management agreement (“Management Agreement”) dated December 20, 2017. The Management Agreement was initially approved by the Board, including the Independent Trustees, on November 22, 2017. PFMAM is an indirect, wholly-owned subsidiary of PFM I, LLC, which is owned by the senior employees of PFMAM and its affiliates.
The Trust employs PFMAM to manage the investment and reinvestment of the Fund’s assets and to administer its affairs, subject to the oversight of the Board. Under the Management Agreement, PFMAM has the authority to make determinations with respect to the investment and reinvestment of the Fund’s assets and the purchase and sale of its investment securities. In addition, PFMAM has the authority and discretion to discharge and delegate its investment management responsibilities through the appointment of one or more sub-advisors. In allocating the Fund’s assets, PFMAM has discretion to not allocate any assets to one or more sub-advisors at any time. PFMAM has delegated responsibility for the day-to-day investment management of the Fund to sub-advisers, subject to the oversight and supervision of PFMAM. PFMAM maintains overall responsibility for the management and investment of the assets of the Fund and responsibility for all advisory services furnished by any sub-adviser, and supervises each sub-adviser in its performance of its duties for the Fund.
Under the Management Agreement, the Fund pays PFMAM a fee equal to 0.50% of the Fund’s average net assets. PFMAM has contractually agreed to waive its investment advisory fees equal to an amount of 0.10% of the net assets of the Fund through January 28, 2020. To the extent that PFMAM’s fee waiver is not sufficient to bring the Fund’s operating expenses below 0.63% of the Fund’s average net assets, PFMAM has contractually agreed to limit the amount of the Fund’s total annual fund operating expenses, exclusive of Rule 12b-1 or similar marketing and distribution-related fees; interest and tax expenses; leverage; dividends and interest on short positions; brokerage commissions; expenses incurred in connection with any merger, liquidation or reorganization; extraordinary or non-routine expenses such as litigation; and acquired fund fees and expenses, to 0.63% of the Fund’s average daily net assets, through January 28, 2020. The agreement is set to expire on January 28, 2020 and will not be renewed.
For the fiscal period ended September 30, 2019, the Fund paid advisory fees, after fees waived, expenses reimbursed and expenses recouped, to the Adviser in the amount of  $1,304,511. For the fiscal period ended September 30, 2019, the Adviser waived advisory fees/reimbursed expenses in the amount of  $497,715 and recouped $95,313 of previously waived advisory fees/expenses reimbursed. The Adviser is responsible for paying the Fund’s sub-advisers for its services to the Fund. For the fiscal period ended September 30, 2019, the aggregate amount of sub-advisory fees paid by PFMAM for the Fund was $1,125,382 (0.29% of the Fund’s net assets).
Information Regarding the Sub-Adviser
Schroders, which is located at 1 London Wall Place, London EC2Y 5AU, serves as sub-adviser to the Fund. Schroders Limited, an affiliate of Schroders, serves as sub-subadviser to the Fund. Schroders is a wholly-owned subsidiary of Schroder U.S. Holdings Inc., which currently engages through its subsidiary firms in the asset management business. Schroder U.S. Holdings Inc. is a wholly-owned subsidiary of Schroder International Holdings, which is a wholly-owned subsidiary of Schroder Administration Limited. Both Schroder Administration Ltd and Schroders Limited are wholly owned subsidiaries of Schroders plc, a publicly-owned holding company organized under the laws of England. Schroders plc, through certain affiliates currently engaged in the asset management business had under management assets of approximately $555.5 billion as of September 30, 2019.
Portfolio Managers.   Listed below are the individuals primarily responsible for the day-to-day management of the portion of the Fund’s assets allocated to Schroders from time to time (the “Sub-Advised Portion”).Tom Wilson, Robert Davy, James Gotto, Waj Hashimi and Nicholas Field have been designated as the lead portfolio managers for Schroders’ sleeve of the PFM Multi-Manager International Equity Fund.
Tom Wilson, CFA, Portfolio Manager and Head of Emerging Markets Equities of Schroders, has served as portfolio manager of the Fund since 2019. Mr. Wilson has spent his entire investment career at Schroders, joining the firm in 2001 and becoming Head of Emerging Market Equities in 2016. He is a graduate in History from Newcastle University and a CFA Charterholder.
Robert Davy, Portfolio Manager, has served as portfolio manager of the Fund since 2019. Mr. Davy joined Schroders in 1986, after spending three years with Peat Marwick, where he qualified as an accountant. He is a graduate in History from Cambridge University and a qualified chartered accountant (ACA).
James Gotto, Portfolio Manager, has served as portfolio manager of the Fund since 2019. Mr. Gotto has spent his entire investment career at Schroders, joining the firm in 1991. He is a graduate in Classics from Oxford University.
Waj Hashmi, CFA, Portfolio Manager, has served as portfolio manager of the Fund since 2019. Mr. Hashmi joined Schroders as an Emerging Markets Fund Manager in 2005 from WestLB Asset Management, where he worked from 1998. Prior to that, he worked at LGT Asset Management from 1997 after qualifying as an accountant with Arthur Anderson. He is a graduate in Physics from Oxford University, a qualified chartered accountant (ACA) and CFA Charterholder.
Nicholas Field, Portfolio Manager, has served as portfolio manager of the Fund since 2019. Mr Field joined Schroders as an Emerging Markets Strategist in 2006 from WestLB Asset Management, where he worked from 1999. Prior to that, he worked at Dresdner RCM Global Investors from 1996. His investment career started in 1991 upon joining HM Treasury. He is a graduate in Mathematics from Cambridge University and holds a Masters in Finance from London Business School.
Management and Governance.   The Sub-Adviser is led by a team of fund managers and analysts with a total of 660 years of experience, and an average of 15 years of experience. Listed below are the names, positions and principal occupations of the directors and principal executive officers of the Sub-Adviser as of September 30, 2019. The principal address of each individual as it relates to his or her duties is the same as that of the Sub-Adviser.
Name	Position with Schroders
Karl Franklin Dasher	Chief Executive Officer
Mark Anthony Hemenetz	Chief Operating Officer
Ryan Chelf	Assistant Secretary
Joseph Bertini	Compliance Officer
Management Activities.   The Sub-Adviser does not act as adviser or sub-adviser for any registered investment company with investment objectives similar to the Fund.
Material Terms of the Schroders Sub-Advisory Agreement
The Schroders Agreement has an initial term of two years from its effective date of November 25, 2019 (unless sooner terminated in accordance with its terms). Thereafter, continuance of the Schroders Agreement shall be subject to the specific approval, at least annually, by vote of a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval, and by either an affirmative vote of a majority of the Trustees of the Trust, or a vote of the majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Fund.
Under the terms of the Schroders Agreement, subject to the supervision of the Adviser and the Board, Schroders formulates and implements a continuous investment program for the Sub-Advised Portion and determines the securities, cash and other financial instruments to be purchased, retained or sold for the Sub-Advised Portion.
The Schroders Agreement provides that it may be terminated at any time, without payment of any penalty, (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act), upon sixty (60) days’ written notice to PFMAM and Schroders, (ii) by PFMAM or Schroders upon at least sixty (60) days’ written notice to the other party, and (iii) by PFMAM or the Fund upon a material breach by Schroders of any of Schroders’s obligations or representations under the Schroders Agreement if such breach is not corrected within five (5) business days after notice thereof by PFMAM or the Fund. The Schroders Agreement will terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and upon any termination of the Management Agreement between PFMAM and the Trust, on behalf of the Fund. In the event that there is a proposed reorganization or change in control of Schroders that, in Trust counsel’s judgement, would act to terminate the Schroders Agreement, Schroders agrees to assume all reasonable out-of-pocket costs and expenses (including the costs of printing and mailing) associated with the preparation of a proxy statement or information statement, as may be needed, related to the continuation or replacement of the Schroders Agreement with Schroders.
The Schroders Agreement provides that neither Schroders nor any of its directors, officers or employees shall be subject to liability to PFMAM or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services under the Schroders Agreement, for any losses that may be sustained in the purchase, holding or sale of any security by the Fund, or as a result of any activities of any other sub-adviser appointed by PFMAM to provide investment management services to the Fund, provided that nothing in the Schroders Agreement shall be construed to protect Schroders or any director, officer or employee of Schroders in the event of  (i) Schroders’ material breach of the Schroders Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the Schroders Agreement or (ii) any untrue statement of a material fact (or an omission of such statement) contained in the Prospectus, Statement of Additional Information, Registration Statement, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Sub-Advised Portion or Schroders to the extent that such statement was made in reliance on information furnished to the Fund and PFMAM by Schroders or any director, officer, agent or employee of Schroders in writing expressly for use therein.
The Schroders Agreement provides that Schroders will indemnify and hold harmless the Fund, PFMAM and each of its affiliates, officers, directors, trustees, and employees (each a “PFM Indemnified Party”) harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a PFM Indemnified Party with respect to (i) Schroders’ material breach of the Schroders Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the Schroders Agreement or (ii) any untrue statement of a material fact (or an omission of such statement) contained in the Prospectus, Statement of Additional Information, Registration Statement, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Sub-Advised Portion or Schroders to the extent that such statement was made in reliance on information furnished to the Fund and PFMAM by Schroders or any director, officer, agent or employee of Schroders for use therein, together with all legal and other expenses reasonably incurred by any such PFM Indemnified Party in connection with such liability. Further, Schroders shall not be liable or required to indemnify for any indirect, consequential, special or punity damages or any loss incurred by reason of any act or omission of any third-party not under its direct supervision and control.The Schroders Agreement contains similar provisions pursuant to which PFMAM and the Fund are subject to liability and required to indemnify Schroders.
As compensation for the subadvisory services performed by Schroders, the Adviser pays Schroders a subadvisory fee out of the advisory fee the Adviser receives from the Fund.
Because the Adviser pays Schroders out of the advisory fee the Adviser receives from the Fund, there is no increase in the advisory fee paid by the Fund in connection with the appointment of Schroders as sub-adviser to the Fund.
Material Terms of the Schroders Limited Sub-Subadvisory Agreement
The Schroders Limited Agreement has an initial term of two (2) years. Thereafter, it is renewable annually so long as such continuance is specifically approved at least annually (i) by a vote of the Board or by the vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act) and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons thereof.
Under the terms of the Schroders Limited Agreement, subject to the supervision of the Adviser and the Board, Schroders Limited may assist Schroders in formulating and implementing a continuous investment program for the Sub-Advised Portion and determining the securities, cash and other financial instruments to be purchased, retained or sold for the Sub-Advised Portion. The Schroders Limited Agreement also provides that Schroders Limited’s authority to manage the assets of the Fund shall not exceed Schroders’ authority under the Schroders Agreement. Under the Schroders Limited Agreement, Schroders Limited acknowledges and agrees that Schroders is ultimately responsible for all aspects of providing to the Fund the services required of Schroders under the Schroders Agreement with the Adviser. Accordingly, Schroders shall discharge its duties and responsibilities specified under the Schroders Limited Agreement subject at all times to the direction, control, supervision, and oversight of Schroders.
The Schroders Limited Agreement may be terminated by the Trust (by a vote of the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Fund), without the payment of any penalty, immediately upon written notice to the Adviser, Schroders and Schroders Limited, in the event of a material breach of any provision of the Schroders Limited Agreement by the Adviser, Schroders and Schroders Limited or otherwise by the Trust, upon sixty (60) days’ written notice, but any such termination shall not affect the status, obligations or liabilities. The Schroders Limited Agreement may also be terminated, without the payment of any penalty, by Schroders (i) upon 60 days’ written notice to Schroders Limited; or (ii) upon material breach by Schroders Limited of any representations and warranties set forth in the Agreement, if such breach has not been cured within 5 business days after written notice of such breach; Schroders Limited may terminate the Schroders Limited Agreement at any time, without payment of any penalty, (1) upon 60 days’ written notice to Schroders; or (2) upon material breach by Schroders of any representations and warranties set forth in the Agreement, if such breach has not been cured within 20 days after written notice of such breach. The Schroders Limited Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Schroders Agreement. In the event that there is a proposed reorganization or change in control of Schroders Limited that, in Trust counsel’s reasonable judgment, would act to terminate the Schroders Limited Agreement, Schroders Limited or Schroders agrees to assume all reasonable costs and expenses (including the costs of printing and mailing) associated with the preparation of a proxy statement or information statement, as may be needed, related to the continuation or replacement of the Agreement with Schroder Limited.
The Schroders Limited Agreement provides that no provision of the Agreement will be deemed to protect Schroders Limited against any liability to Schroders or to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under the Agreement.
As compensation for the sub-subadvisory services performed by Schroders Limited, Schroders (not the Fund or the Adviser) will pay Schroders Limited a sub-subadvisory fee out of the sub-advisory fee that Schroders receives from the Adviser.
Because Schroders pays Schroders Limited out of the sub-advisory fee Schroders receives from the Adviser, there is no increase in the advisory fee paid by the Fund in connection with the appointment of Schroders Limited as sub-sub-adviser to the Fund.

Evaluation by the Board
At the Meeting, the Board, including a majority of the Independent Trustees, reviewed and approved the Agreements on behalf of the Fund for an initial two-year period. The Independent Trustees received advice from and met separately with Independent Trustee counsel in considering whether to approve the Agreement.
In considering the Agreement, the Board reviewed and considered information provided at the Meeting specifically related to the Agreements, as well as information about the management of the Fund by the Adviser and other sub-advisers provided throughout the year at meetings of the Board and its committees. The Board also reviewed and considered information the Sub-Adviser provided in response to a detailed due diligence request in connection with the approval of the Agreements and in connection with presentations made to the Board by the Sub-Adviser. The Board reviewed and considered all of the factors it deemed relevant in approving the Agreements, including, but not limited to: (i) the nature, extent and quality of the services to be provided by the Sub-Adviser; (ii) the costs of the services to be provided to the Fund; and (iii) the extent to which economies of scale may be realized as the Fund grows.
In approving the Agreements, the Board, including a majority of the Independent Trustees, determined that the terms of the Agreements are fair and reasonable and that the Agreements are in the best interests of the Fund and its shareholders. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s determination.
Nature, Extent and Quality of Services:   The Board reviewed and considered information regarding the nature, extent and quality of investment sub-advisory services expected to be provided by the Sub-Adviser to the Fund and its shareholders. In doing so, the Board noted that the Fund employs a “manager of managers” structure pursuant to the Order, whereby the Adviser is responsible for selecting sub-advisers (subject to Board and shareholder approval); and subject to oversight of the Board, for allocating the Fund’s assets among such sub-advisers, and overseeing the sub-advisers’ day-to-day management of their respective sleeves of the Fund. The Board further noted the responsibilities that the Sub-Adviser will have with respect to the Sub-Advised Portion, including, among others, security selection for the Sub-Advised Portion consistent with agreed upon investment guidelines. The information reviewed and considered by the Board included, among other things, the Sub-Adviser’s proposed investment strategy, and ability to implement such investment strategy, including, but not limited to, the Sub-Adviser’s trading practices and investment decision processes. The Board also reviewed and considered, among other things, general information on the ownership structure, history, management, affiliations, financial condition and viability, and insurance coverage of the Sub-Adviser; the Sub-Adviser’s professional staff, including the experience and responsibilities of the investment team and potential conflicts of interests; information on how portfolio transactions would be effected; the Sub-Adviser’s risk management controls, including how the Sub-Adviser would comply with the Fund’s investment guidelines; and the Sub-Adviser’s compliance program. The Board also considered the Adviser’s rationale for recommending the approval of the Sub-Adviser.
The Board further considered the Trust Chief Compliance Officer’s review of the Sub-Adviser’s compliance program and capabilities as such program and capabilities relate to the operations of the Fund and the monitoring and testing of such program undertaken by the Trust’s Chief Compliance Officer. The Board also considered the selection and due diligence process employed by the Adviser in selecting and deciding to retain the Sub-Adviser as a sub-adviser to the Fund, including the due diligence undertaken with respect to the Sub-Adviser’s compliance and risk management capabilities.
Following consideration of such information, the Board was satisfied with the nature, extent and quality of services to be provided by the Sub-Adviser to the Fund and its shareholders.
Fund Performance:   Noting that the Sub-Adviser had not yet managed any assets of the Fund, the Board concluded that the Fund’s current performance was not a relevant factor in its consideration of the Agreements. Notwithstanding, the Board reviewed and considered composite performance information provided by the Sub-Adviser.
Comparative Fees and Expenses:   The Board reviewed and considered information regarding the sub-advisory fees to be paid to Schroders and Schroders Limited (the “Sub-Advisory Fee”). The Board received confirmation that the Sub-Advisory Fee will be paid by the Adviser to Schroders and, in the case of the Schroders Limited Agreement between Schroders and Schroders Limited, that the Sub-Advisory Fee will be paid by Schroders to Schroders Limited, and are not additional fees to be borne by the Fund. The Board noted that the Sub-Advisory Fees to be paid by the Adviser to Schroders and by Schroders to Schroders Limited were the product of arms-length negotiations. The Board concluded that the Sub-Advisory Fees are reasonable based on the information provided.
Profitability:   In view of the fact that the Sub-Adviser is not affiliated with the Adviser, the Board concluded that the profitability of the Sub-Adviser was not a relevant factor in its consideration of the Agreements. Notwithstanding, the Board did receive and consider information showing the expected impact of retaining the Sub-Adviser on the profitability of the Adviser consistent with the conditions of the Order.

Economies of Scale:   The Board reviewed and considered the extent to which the Sub-Adviser may realize economies of scale. The Board determined that, given that the Fund did not begin to implement its investment strategy until May 16, 2018, economies of scale were not a significant consideration at this time.
Conclusion:   Based on its review, consideration and evaluation of all factors it believed relevant, including the above-described factors and conclusions, the Board unanimously approved the Agreements for an initial two-year period.
Additional Information
PFMAM, the Trust’s investment adviser, is located at 213 Market Street, Harrisburg, Pennsylvania, 17101-2141. PFM Fund Distributors, Inc., the Trust’s distributor, is located at 213 Market Street, Harrisburg, Pennsylvania, 17101-2141. State Street Bank and Trust Company, the Trust’s administrator, custodian and transfer agent, is located at One Lincoln Street, Boston, Massachusetts, 02111.
The brokerage commissions paid by the Fund on security transactions placed with entities that are not affiliates of the Fund, Adviser, Schroders or other sub-advisers for the fiscal period ended September 30, 2019 was $101,881. The Fund did not pay any commissions to any affiliated brokers during the fiscal period ended September 30, 2019.
A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of any class of the Fund. A control person is one who beneficially owns, either directly or indirectly, more than 25% of the voting securities of the Fund or acknowledges the existence of such control. A control person can have a significant impact on the outcome of a shareholder vote. As of January 1, 2020, the shareholders indicated below were considered to be either a control person or principal shareholder of any class of the Fund.
Class of the Fund	Name and Address	Percent of Ownership
Institutional Class	MAC & CO FBO: Northampton Cnty Short 500 Grant Street, Room 151-1010 Pittsburgh, PA 15258	10.46%
Institutional Class	Milwaukee Public Schools OPEB Trust 5225 W. Vliet Street, Room 160 P.O. Box 53208 Milwaukee, WI 53208	7.84%
Institutional Class	US Bank NA FBO City of Sunnyvale OPEB Trust 650 W. Olive Ave Sunnyvale, CA 94086	5.83%
Institutional Class	US Bank NA FBO City of Roseville OPEB Trust 311 Vernon Street Roseville, CA 95678	5.25%
As of January 1, 2020, the Trustees and officers of the Fund, individually and as a group, do not beneficially own any of the outstanding shares of the Fund.
As of the Record Date, there were 45,656,448.24 Institutional Class shares outstanding of the Fund. As of the Record Date, Advisor Class and Class R shares had not yet commenced operations.
The Trust is a Delaware statutory trust and as such is not required to hold annual meetings of shareholders, although special meetings may be called for the Fund, or for the Trust as a whole, for purposes such as electing or removing Trustees, changing fundamental policies or approving an advisory contract. Shareholder proposals to be presented at any subsequent meeting of shareholders must be received by the Trust at the Trust’s office within a reasonable time before the proxy solicitation is made.
The annual report of the Fund is sent to shareholders of record following the Fund’s fiscal year end. The Fund’s fiscal year end is September 30. The Fund will furnish, without charge, a copy of its annual and semi-annual report to a shareholder upon request. Such requests should be directed to the Fund by calling toll free 1-833-PFM-MMST (1-833-736-6678). Copies of the annual and semi-annual report of the Fund are also available on the EDGAR database on the SEC’s internet site at www.sec.gov.

PFM MULTI-MANAGER SERIES TRUST
PFM Multi-Manager International Equity Fund
213 Market Street
Harrisburg, Pennsylvania 17101-2141
Telephone Number: (833) 736-6678
IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT
January 24, 2020
This communication presents an overview of the more complete Information Statement that is available to you on the internet relating to PFM Multi-Manager International Equity Fund (the “Fund”), a series of PFM Multi-Manager Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.
The Information Statement details a recent sub-adviser change relating to the Fund. Specifically, the Board of Trustees of the Trust has approved a new investment subadvisory agreement on behalf of the Fund between PFM Asset Management, LLC (“PFMAM”) and Schroder Investment Management North America, Inc., LLC (“Schroders”). with respect to the Fund (the “Schroders Agreement”) as well as a sub-subadvisory agreement among the Adviser, Schroders and Schroders Limited pursuant to which Schroders Limited will provide certain advisory services to Schroders (the “Schroders Limited Agreement” and collectively with the Schroders Agreement, the “Agreements”). Schroders and Schroders Limited are collectively referred to as the “Sub-Adviser.” The Sub-Adviser began managing an allocated portion of the Fund’s assets on December 18, 2019. PFMAM continues to serve as the Fund’s investment adviser. In connection with the addition of the new Sub-Adviser, and as discussed in the Prospectus, Summary Prospectus and Statement of Additional Information, as amended, Tom Wilson, Waj Hashmi, James Gotto, Robert Davy and Nicholas Field were added as portfolio managers to the Fund.
The Trust and PFMAM have received an exemptive order from the U.S. Securities and Exchange Commission that permits the Fund to operate in a “manager of managers” structure whereby PFMAM, as the Fund’s investment adviser, can appoint and replace both wholly owned and unaffiliated sub-advisers, and enter into, amend and terminate subadvisory agreements with such sub-advisers, each subject to Board approval but without obtaining prior shareholder approval. The order requires that an information statement be sent to you. In lieu of physical delivery of the Information Statement, the Trust will make the Information Statement available to you online.
The Information Statement will be available on the Fund’s website at www.pfm.com/multiassetfunds until at least March 31, 2020. You may access and print the full Information Statement by going to the Fund’s website listed above. A paper or email copy of the Information Statement may be obtained, without charge, by calling the following toll free number: 1-833-PFM-MMST (1-833-736-6678). This Notice of Internet Availability of Information Statement is being mailed beginning on or about January 24, 2020, to shareholders of record of the Fund as of December 31, 2019.
Householding is a method of delivery in which a single copy of certain shareholder documents are delivered to investors who share the same address and are members of the same family, even if their accounts are registered under different names. The Fund currently households. If you are no longer interested in householding and would like to have each investor at the same address receive individual copies of this notice, please contact your dealer or call 1-833-PFM-MMST (1-833-736-6678).
If you want to receive a paper or e-mail copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.